UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2014

CATALENT PHARMA SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-147871	13-3523163
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Schoolhouse Road Somerset, New Jersey	08873
(Address of registrant’s principal executive office)	(Zip code)

(732) 537-6200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On August 5, 2014, Catalent Pharma Solutions, Inc. (“Catalent”) provided notice of its election to redeem all of the €225.0 million aggregate principal amount currently outstanding of Catalent’s 9.75% Senior Subordinated Notes due 2017 (the “Redeemed Notes”). The Redeemed Notes will be redeemed on September 4, 2014 (the “Redemption Date”) at a redemption price (the “Redemption Price”) of 101.625% of the principal amount thereof plus accrued and unpaid interest on the Redeemed Notes to, but excluding, the Redemption Date.

Following the Redemption Date, Catalent will no longer be obligated to and will not voluntarily file reports with the SEC. However, Catalent, Inc., the indirect parent of Catalent, will continue to be required to file reports with the SEC following the Redemption Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent Pharma Solutions, Inc. (Registrant)

Dated: August 5, 2014	By:	/s/ Matthew M. Walsh
	Name:	Matthew M. Walsh
	Title:	Executive Vice President & Chief Financial Officer

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